Exhibit 99.1

PRO FORMA FINANCIAL INFORMATION

Background

On September 8, 2020, Resource Real Estate Opportunity REIT II, Inc., a Maryland corporation (“REIT II”), RRE Opportunity OP II, LP, a Delaware limited partnership and the operating partnership of REIT II (“REIT II Operating Partnership”), Revolution I Merger Sub, LLC, a Maryland limited liability company and a wholly owned subsidiary of REIT II (“Merger Sub I”), Resource Real Estate Opportunity REIT, Inc., a Maryland corporation (“REIT I”) and Resource Real Estate Opportunity OP, LP, a Delaware limited partnership and the operating partnership of REIT I (“REIT I OP”), entered into an Agreement and Plan of Merger (the “REIT I Merger Agreement”). Pursuant to the REIT I Merger Agreement, REIT I will merge with and into Merger Sub I, with Merger Sub I surviving as a direct wholly owned subsidiary of REIT II (the “REIT I Merger”) and REIT I OP will merge with and into REIT II Operating Partnership, with REIT II Operating Partnership surviving (the “REIT I Partnership Merger”). At the effective time of the REIT I Merger, REIT I’s outstanding shares of common stock, par value $0.01 per share (“REIT I Common Stock”), will be automatically converted into the right to receive 1.224230 shares (the “Exchange Ratio I”) of newly issued REIT II common stock, $0.01 par value per share (“REIT II Common Stock”) and each share of REIT I convertible stock, par value $0.01 per share (or fraction thereof), will be converted automatically into the right to receive $0.02 in cash. Immediately after the REIT I Merger, each common partnership unit of REIT I OP (“REIT I OP Common Units”) issued and outstanding immediately prior to the effective time of the REIT I Partnership Merger will be converted into the right to receive 1.22423 common partnership units of REIT II Operating Partnership and each partnership unit designated as a Series A Cumulative Participating Redeemable Preferred Unit of REIT I OP (“REIT I OP Series A Preferred Units”) issued and outstanding immediately prior to the effective time of the REIT I Partnership Merger will be converted into the right to receive one partnership unit designated as a Series A Cumulative Participating Redeemable Preferred Unit of REIT II Operating Partnership.

Also on September 8, 2020, REIT II, REIT II Operating Partnership, Revolution III Merger Sub, LLC, a Maryland limited liability company and a wholly owned subsidiary of REIT II (“Merger Sub III”), Resource Apartment REIT III, Inc., a Maryland corporation (“REIT III”) and Resource Apartment OP III, LP, a Delaware limited partnership and the operating partnership of REIT III (“REIT III Operating Partnership”), entered into an Agreement and Plan of Merger (the “REIT III Merger Agreement”). Pursuant to the REIT III Merger Agreement, REIT III will merge with and into Merger Sub III, with Merger Sub III surviving as a direct wholly owned subsidiary of REIT II (the “REIT III Merger”) and REIT III Operating Partnership will merge with and into REIT II Operating Partnership, with REIT II Operating Partnership surviving (the “REIT III Partnership Merger”). At the effective time of the REIT III Merger, REIT III’s outstanding shares of common stock, par value $0.01 (“REIT III Common Stock”), will be automatically converted into the right to receive 0.925862 shares (the “Exchange Ratio III”) of newly issued REIT II Common Stock. Immediately after the REIT III Merger, each common partnership unit of REIT III Operating Partnership issued and outstanding immediately prior to the effective time of the REIT III Partnership Merger will be retired and cease to exist.

The consummation of the REIT I Merger is not contingent upon the completion of the REIT III Merger, and the consummation of the REIT III Merger is not contingent upon the completion of the REIT I Merger.

On September 8, 2020, REIT I and REIT I OP entered into a series of transactions, agreements, and amendments to REIT I’s existing agreements and arrangements (such agreements and amendments hereinafter collectively referred to as the “Self-Managed Transaction”), with C-III Capital Partners LLC, a Delaware limited liability company (“C-III”), RRE Legacy Co. LLC, f/k/a Resource Real Estate, LLC, a Delaware limited liability company (“RRE”) and Resource America, Inc., a Delaware corporation (“RAI”), pursuant to which the REIT I OP acquired the business of Resource NewCo LLC, a Delaware limited liability company (“Newco”), in exchange for 6,158,759 REIT I OP Common Units, 319,965 REIT I OP Series A Preferred Units, and additional cash consideration. C-III is the parent company of RAI, which in turn is the parent company of RRE. RRE was the parent company of Newco. Newco is the parent company of Resource Real Estate Opportunity Advisor, LLC, which is REIT I’s external advisor, Resource Real Estate Opportunity Advisor II, LLC, which is REIT II’s external advisor, and Resource REIT Advisor, LLC, which is REIT III’s external advisor. Newco is also the parent company of Resource Real Estate Opportunity Manager, LLC, the property manager for REIT I, Resource Real Estate Opportunity Manager II, LLC, the property manager for REIT II, and Resource Apartment Manager III, LLC, the property manager for REIT III. As a result of the Self-Managed Transaction, REIT I is now self-managed and has succeeded to the advisory, asset management and property management arrangements formerly in place for REIT I, REIT II and REIT III. REIT I will be the advisor and property manager for REIT II and REIT III until the REIT I Merger and the REIT III Merger are consummated.

The Self-Managed Transaction will be accounted for as a business combination in accordance with Accounting Standards Codification (“ASC”) 805, Business Combinations.

Both the REIT I Merger and the REIT III Merger (collectively the “Mergers”) will be accounted for as asset acquisitions under ASC 805 as substantially all of the fair value of the gross assets acquired are Class B multifamily rental properties. The total purchase price will be allocated to the individual assets acquired and liabilities assumed based upon their relative fair values. Intangible assets will be recognized at their relative fair values in accordance with ASC 350, Intangibles- Goodwill and Other. The allocation of the purchase price reflected in these unaudited pro forma condensed consolidated financial statements has not been finalized and is based upon preliminary estimates of these fair values, which is the best available information at the current time. A final determination of the fair values of the individual assets acquired and liabilities assumed will be based on actual valuations at the time of the respective Mergers. Consequently, amounts preliminarily allocated to the tangible and intangible assets acquired and liabilities assumed could change significantly from those used in the unaudited pro forma condensed consolidated financial statements.

Based on an evaluation of the relevant factors and the guidance in ASC 805, all of which required significant management judgment, the entity in the Mergers considered the acquirer for accounting purposes is not the legal acquirer. In order to make this determination, various factors have been analyzed, including which entity issued its equity interests, relative voting rights, existence of minority interests (if any), control of the board of directors, management composition, relative size, transaction initiation, and other factors such as operational structure, and relative composition of employees, and other factors. The strongest factors identified were the relative size of the companies and management composition. Based on financial measures, REIT I is a larger entity than REIT II and REIT III. REIT I has more common stock outstanding at a higher net asset value than REIT II and REIT III and upon the consummation of the Mergers will be issued more shares of REIT II than are currently held by REIT II stockholders or than will be issued to REIT III stockholders in the REIT III Merger. REIT I also contains the management entity. Based on these factors, REIT I was concluded to be the accounting acquirer.

The assets (including identifiable intangible assets) and liabilities of REIT II and REIT III as of the effective time of the respective Mergers will be recorded at their respective relative fair values and added to those of REIT I. Transaction costs incurred by REIT I in connection with the Mergers will be capitalized in the period in which the costs are incurred and services are received. The total purchase price will be allocated to the individual assets acquired and liabilities assumed based upon their relative fair values. Intangible assets will be recognized at their relative fair values in accordance with ASC 805. The allocation of the purchase price reflected in these unaudited pro forma consolidated financial statements has not been finalized and is based upon preliminary estimates of these fair values, which is the best available information at the current time. A final determination of the fair values of the individual assets acquired and liabilities assumed will be based on actual valuations as of the date the respective Mergers close. Consequently, amounts preliminarily allocated to the tangible and intangible assets acquired and liabilities assumed could change significantly from those used in the unaudited pro forma consolidated financial statements and could result in a material change in depreciation and amortization of tangible and intangible assets and liabilities.

As of and For the Six Months Ended June 30, 2020 and For the Year Ended December 31, 2019

The following unaudited pro forma condensed balance sheet as of June 30, 2020 and the unaudited pro forma condensed statements of operations for the six months ended June 30, 2020 and year ended December 31, 2019 give effect to the following transactions:

•	the Self-Managed Transaction;

•	the REIT I Merger; and

•	the REIT III Merger.

The pro forma adjustments reflect the application of required accounting for these transactions under U.S. GAAP on REIT I’s financial statements. Transaction accounting adjustments are limited to adjustments to account for the transaction using the measurement date and method prescribed by the applicable accounting standard. The pro forma balance sheet as of June 30, 2020 depicts the accounting for the transaction and the pro forma income statement gives effect to the pro forma balance sheet adjustments, assuming those adjustments were made as of January 1, 2019.

The unaudited pro forma consolidated financial statements are prepared and are based on assumptions and estimates considered appropriate by the management of REIT I. However, they are not necessarily indicative of what the combined company’s financial condition or results of operations actually would have been if the Mergers had been consummated as of the dates indicated, nor do they purport to represent the consolidated financial position or results of operations for future periods. Additionally, the unaudited pro forma consolidated financial statements do not include the impact of any the potential synergies that may be achieved in the Mergers or any strategies that the combined company’s management may adopt in order to continue to efficiently manage the ongoing operations of the combined company.

You are urged to read the following unaudited pro forma financial information in conjunction with the Consolidated Balance Sheets of REIT I, REIT II and REIT III as of June 30, 2020 and December 31, 2019, the related Consolidated Statements of Operations, Comprehensive Income (Loss), Stockholders Equity, and Cash Flows for the three and six months ended June 30, 2020 and the year ended December 31, 2019, and the Notes thereto.

REIT I, REIT II and REIT III are working to complete the Mergers in early 2021. However, it is possible that factors outside the control of both companies could result in the Mergers being completed at a later time, or not at all. REIT I, REIT II and REIT III expect to complete the Mergers as soon as reasonably practicable following the satisfaction of all closing conditions.

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC

UNAUDITED PRO FORMA BALANCE SHEETS

(Unaudited; in thousands, except share amounts)

As of June 30, 2020

	REIT I Historical	Self- Managed Transaction Adjustments		REIT I Pro Forma Self- Managed	REIT II Historical	REIT II Merger Adjustments		Pro Forma Combined REIT I and II
ASSETS
Investments:
Rental properties, net	$917,668	$—		$917,668	$717,314	$330,080	C,D	$1,965,062
Loans held for investment, net	815	—		815	—	—		815
Identified intangible assets, net	8	—		8	—	22,514	C,D	22,522

Total investments	918,491	—		918,491	717,314	352,594		1,988,399
Cash	51,765	(1,034)	AA	50,731	32,932	(910)	E	82,753
Restricted cash	8,721	—		8,721	6,801	—		15,522

Subtotal - cash and restricted cash	60,486	(1,034)		59,452	39,733	(910)		98,275
Due from related parties	—	1,538	AA	1,538	9	(9)	E	1,538
Tenant receivables, net	670	—		670	345	—		1,015
Deposits	215	—		215	—	(215)	F	—
Prepaid expenses and other assets	5,370	(370)	AA,B	5,000	2,937	(877)	F,G,H	7,060
Goodwill	404	154,541	A	154,945	—	—		154,945
Property and equipment	—	659	A	659	—	—		659
Operating lease right-of-use assets	148	3,239	AA	3,387	—	25	F	3,412

Total assets	$985,784	$158,573		$1,144,357	$760,338	$350,608		$2,255,303

LIABILITIES AND EQUITY
Liabilities:
Mortgage note payable, net	$804,778	$—		$804,778	$544,473	$1,038	I	$1,350,289
Accounts payable	369	—		369	—	(369)	J	—
Accrued expenses and other liabilities	5,750	3,003	AA,B	8,753	10,464	7,663	G,H,J	26,880
Accrued real estate taxes	8,120	—		8,120	—	6,573	J	14,693
Due to related parties	1,215	25,785	A	27,000	919	(919)	E	27,000
Tenant prepayments	1,010	—		1,010	498	—		1,508
Security deposits	2,634	—		2,634	1,578	—		4,212
Operating lease liabilities	148	3,239	AA	3,387	—	25	J	3,412

Total liabilities	824,024	32,027		856,051	557,932	14,011		1,427,994
Equity:
Preferred stock	—	—		—	—	—		—
Common stock	699	—		699	601	159	K	1,459
Convertible stock	1	—		1	1	(2)	L	—
Additional paid-in capital	621,063	—		621,063	529,281	8,963	M	1,159,307
Accumulated other comprehensive loss	(108)	—		(108)	(114)	114	N	(108)
Accumulated deficit	(459,895)	(1,654)	B	(461,549)	(327,363)	327,363	N	(461,549)

Total stockholders’ equity	161,760	(1,654)		160,106	202,406	336,597		699,109

Non-controlling interests	—	128,200	A	128,200	—	—		128,200

Total equity	161,760	126,546		288,306	202,406	336,597		827,309

Total liabilities and equity	$985,784	$158,573		$1,144,357	$760,338	$350,608		$2,255,303

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC

UNAUDITED PRO FORMA BALANCE SHEETS

(Unaudited; in thousands, except share amounts)

As of June 30, 2020

	Pro Forma Combined REIT I and II	REIT III Historical	REIT III Merger Adjustments		Pro Forma Combined REIT I, II and III
ASSETS
Investments:
Rental properties, net	$1,965,062	$191,077	$35,944	O,P	$2,192,083
Loans held for investment, net	815	—	—		815
Identified intangible assets, net	22,522	—	5,774	O,P	28,296

Total investments	1,988,399	191,077	41,718		2,221,194
Cash	82,753	23,845	(466)	Q	106,132
Restricted cash	15,522	1,924	—		17,446

Subtotal - cash and restricted cash	98,275	25,769	(466)		123,578
Due from related parties	1,538	—	(1,538)	Q	—
Tenant receivables, net	1,015	92	—		1,107
Prepaid expenses and other assets	7,060	867	(277)	R,S	7,650
Goodwill	154,945	—	—		154,945
Property and equipment	659	—	—		659
Operating lease right-of-use assets	3,412	—	4	U	3,416

Total assets	$2,255,303	$217,805	$39,441		$2,512,549

LIABILITIES AND EQUITY
Liabilities:
Mortgage note payable, net	$1,350,289	$143,940	$5,868	T	$1,500,097
Accrued expenses and other liabilities	26,880	1,104	3,831	R,U,S	31,815
Accrued real estate taxes	14,693	1,242	—		15,935
Due to related parties	27,000	2,004	(2,004)	Q	27,000
Tenant prepayments	1,508	132	—		1,640
Security deposits	4,212	426	—		4,638
Operating lease liabilities	3,412	—	4	U	3,416

Total liabilities	1,427,994	148,848	7,699		1,584,541
Equity:
Preferred stock	—	—	—		—
Common stock	1,459	—	112	V	1,571
Class A common stock	—	6	(6)	V	—
Class T common stock	—	11	(11)	V	—
Class I common stock	—	104	(104)	V	—
Convertible stock	—	1	(1)	V	—
Additional paid-in capital	1,159,307	104,430	(3,843)	W	1,259,894
Accumulated other comprehensive loss	(108)	(19)	19	X	(108)
Accumulated deficit	(461,549)	(35,576)	35,576	X	(461,549)

Total stockholders’ equity	699,109	68,957	31,742		799,808

Non-controlling interests	128,200	—	—		128,200

Total equity	827,309	68,957	31,742		928,008

Total liabilities and equity	$2,255,303	$217,805	$39,441		$2,512,549

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

(Unaudited; in thousands, except share amounts)

For the Six Months Ended June 30, 2020

	REIT I Historical	Self-Managed Transaction Adjustments		REIT I Pro Forma Self-Managed	REIT II Historical	REIT II Merger Adjustments		Pro Forma Combined REIT I and II
Revenues:
Rental income	$66,367	$—		$66,367	$42,760	$—		$109,127
Interest and dividend income	99	—		99	—	(99)	d	—

Total revenues	66,466	—		66,466	42,760	(99)		109,127

Expenses:
Rental operating- expenses	12,421	—		12,421	7,629	—		20,050
Rental operating- payroll	5,938	—		5,938	3,546	—		9,484
Rental operating- real estate taxes	8,831	—		8,831	5,851	—		14,682

Subtotal- rental operating expenses	27,190	—		27,190	17,026	—		44,216

Acquisition fees	113	(113)	a	—	—	—		—
Property management fees- third parties	—	3,203	a	3,203	—	—		3,203
Management fees	9,130	(9,130)	a	—	6,369	(6,369)	a	—
General and administrative	5,149	2,103	b	7,252	4,111	—		11,363
Loss on disposal of assets	221	—		221	92	—		313
Depreciation and amortization expense	26,167	54	e	26,221	20,110	(1,066)	e	45,265

Total expenses	67,970	(3,883)		64,087	47,708	(7,435)		104,360

(Loss) income before other income (expense)	(1,504)	3,883		2,379	(4,948)	7,336		4,767

Other income (expense):
Interest income	—	—		—	13	99	d	112
Interest expense	(14,140)	—		(14,140)	(9,854)	303	f	(23,691)
Gain on sale of land easement	290	—		290	—	—		290
Insurance proceeds in excess of cost basis	36	—		36	—	—		36
Property management fee income	—	2,347	c	2,347	—	(1,895)	c	452
Asset management fee income	—	5,595	c	5,595	—	(4,474)	c	1,121

Total other income (expense)	(13,814)	7,942		(5,872)	(9,841)	(5,967)		(21,680)

Net (loss) income	$(15,318)	$11,825		$(3,493)	$(14,789)	$1,369		$(16,913)

Distributions to preferred unit holders		(2,240)	g	(2,240)	—	—		(2,240)

Net (loss) income after preferred unit distributions		$9,585		$(5,733)	$(14,789)	$1,369		$(19,153)
Less: Net loss attributable to non-controlling interests		487	h	487	—	502		989

Net (loss) income attributable to common stockholders	$(15,318)	$10,072		$(5,246)	$(14,789)	$1,871		$(18,164)

Weighted average common shares outstanding, basic and diluted	69,840			69,840	60,263	15,503		145,606

Basic and diluted loss per common share:
Net loss per common share- basic and diluted	$(0.22)			$(0.08)	$(0.25)			$(0.12)

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

(Unaudited; in thousands, except share amounts)

For the Six Months Ended June 30, 2020

	Pro Forma Combined REIT I and II	REIT III Historical	REIT III Merger Adjustments		Pro Forma Combined REIT I, II and III
Revenues:
Rental income	$109,127	$10,221	$—		$119,348

Total revenues	109,127	10,221	—		119,348

Expenses:
Rental operating- expenses	20,050	1,918	—		21,968
Rental operating- payroll	9,484	980	—		10,464
Rental operating- real estate taxes	14,682	1,435	—		16,117

Subtotal- rental operating expenses	44,216	4,333	—		48,549

Property management fees- third parties	3,203	—	—		3,203
Management fees	—	1,573	(1,573)	a	—
General and administrative	11,363	771	—		12,134
Loss on disposal of assets	313	202	—		515
Depreciation and amortization expense	45,265	4,595	(666)	e	49,194

Total expenses	104,360	11,474	(2,239)		113,595

Income (loss) before net gain on disposition of property	4,767	(1,253)	2,239		5,753
Net gain on disposition of property	—	530	—		530

Income (loss) income before other income (expense)	4,767	(723)	2,239		6,283

Other income (expense):
Interest income	112	36	—		148
Interest expense	(23,691)	(2,919)	549	f	(26,061)
Gain on sale of land easement	290	—	—		290
Insurance proceeds in excess of cost basis	36	—	—		36
Property management fee income	452	—	(452)	c	—
Asset management fee income	1,121	—	(1,121)	c	—

Total other income (expense)	(21,680)	(2,883)	(1,024)		(25,587)

Net (loss) income	$(16,913)	$(3,606)	$1,215		$(19,304)

Distributions to preferred unit holders	(2,240)	—	—		(2,240)

Net (loss) income after preferred unit distributions	$(19,153)	$(3,606)	$1,215		$(21,544)
Less: Net loss attributable to non-controlling interests	989	—	48	h	1,037

Net (loss) income attributable to common stockholders	$(18,164)	$(3,606)	$1,263		$(20,507)

Weighted average common shares outstanding, basic and diluted	145,606		11,229	i	156,835

Basic and diluted loss per common share:
Net loss per common share- basic and diluted	$(0.12)				$(0.13)

Class A common stock:
Net loss attributable to Class A common stockholders		$(188)

Net loss per Class A share, basic and diluted		$(0.30)

Weighted average Class A common shares outstanding, basic and diluted		627

	Pro Forma Combined REIT I and II	REIT III Historical	REIT III Merger Adjustments	Pro Forma Combined REIT I, II and III
Class T common stock:
Net loss attributable to Class T common stockholders		$(309)

Net loss per Class T share, basic and diluted		$(0.28)

Weighted average Class T common shares outstanding, basic and diluted		1,120

Class I common stock:
Net loss attributable to Class I common stockholders		$(3,109)

Net loss per Class I share, basic and diluted		$(0.30)

Weighted average Class I common shares outstanding, basic and diluted		10,381

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

(Unaudited; in thousands, except share amounts)

For the Year Ended December 31, 2019

	REIT I Historical	Self- Managed Transaction Adjustments		REIT I Pro Forma Self-Managed	REIT II Historical		REIT II Merger Adjustments		Pro Forma Combined REIT I and II
Revenues:
Rental income	$135,171	$—		$135,171	$85,681		$—		$220,852
Interest and dividend income	374	—		374	—		(374)	d	—

Total revenues	135,545	—		135,545	85,681		(374)		220,852

Expenses:
Rental operating- expenses	25,954	—		25,954	13,205		—		39,159
Rental operating- payroll	13,047	—		13,047	7,682		—		20,729
Rental operating- real estate taxes	17,036	—		17,036	11,316		—		28,352

Subtotal- rental operating expenses	56,037	—		56,037	32,203		—		88,240

Property management fees- third parties	—	6,534	a	6,534	—		—		6,534
Management fees	18,534	(18,534)	a	—	13,208		(13,208)	a	—
General and administrative	9,838	5,761	b	15,599	7,586		60	b	23,245
Loss on disposal of assets	541	—		541	219		—		760
Depreciation and amortization expense	53,814	107	e	53,921	39,599		21,003	e	114,523

Total expenses	138,764	(6,132)		132,632	92,815		7,855		233,302

(Loss) income before net gains on disposition of property	(3,219)	6,132		2,913	(7,134)		(8,229)		(12,450)
Net gain on disposition of property	38,810	—		38,810	20,619		—		59,429

Income (loss) before other income (expense)	35,591	6,132		41,723	13,485		(8,229)		46,979

Other income (expense):
Interest income	—	—		—	223		374	d	597
Interest expense	(37,908)	—		(37,908)	(25,877)		1,242	f	(62,543)
Insurance proceeds in excess of cost basis	570	—		570	225		—		795
Property management fee income	—	4,616	c	4,616	—		(3,834)	c	782
Asset management fee income	—	11,356	c	11,356	—		(9,374)	c	1,982

Total other income (expense)	(37,338)	15,972		(21,366)	(25,429	)(11,592)			(58,387)

Net (loss) income	$(1,747)	$22,104		$20,357	$(11,944)		$(19,821)		$(11,408)

Distributions to preferred unit holders		(4,480)	g	(4,480)	—		—		(4,480)

Net income (loss) after preferred unit distributions		$17,624		$15,877	$(11,944)		$(19,821)		$(15,888)
Less: Net (income) loss attributable to non-controlling interests		(1,343)	h	(1,343)	—		2,157	h	814

Net income (loss) attributable to common stockholders		$16,281		$14,534	$(11,944)		$(17,664)		$(15,074)

Weighted average common shares outstanding, basic and diluted	70,134			70,134	60,728		16,038	i	146,900

Basic and diluted (loss) income per common share:
Net (loss) income per common share- basic and diluted	$(0.02)			$0.21	$(0.20)				$(0.10)

RESOURCE REAL ESTATE OPPORTUNITY REIT, INC

UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

(Unaudited; in thousands, except share amounts)

For the Year Ended December 31, 2019

	Pro Forma Combined REIT I and II	REIT III Historical	REIT III Merger Adjustments		Pro Forma Combined REIT I, II and III
Revenues:
Rental income	$220,852	$17,691	$—		$238,543
Total revenues	220,852	17,691	—		238,543

Expenses:
Rental operating- expenses	39,159	3,562	—		42,721
Rental operating- payroll	20,729	1,768	—		22,497
Rental operating- real estate taxes	28,352	2,390	—		30,742

Subtotal- rental operating expenses	88,240	7,720	—		95,960

Property management fees- third parties	6,534	5	—		6,539
Management fees	—	2,764	(2,764)	a	—
General and administrative	23,245	2,172	—		25,417
Loss on disposal of assets	760	485	—		1,245
Depreciation and amortization expense	114,523	9,618	4,014	e	128,155

Total expenses	233,302	22,764	1,250		257,316

Loss before net gains on disposition of property	(12,450)	(5,073)	(1,250)		(18,773)
Net gain on disposition of property	59,429	—	—		59,429

Income (loss) before other income (expense)	46,979	(5,073)	(1,250)		40,656
Other income (expense):
Interest income	597	253	—		850
Interest expense	(62,543)	(5,887)	1,055	f	(67,375)
Insurance proceeds in excess of cost basis	795	—	—		795
Property management fee income	782	—	(782)	c	—
Asset management fee income	1,982	—	(1,982)	c	—

Total other income (expense)	(58,387)	(5,634)	(1,709)		(65,730)

Net loss	$(11,408)	$(10,707)	$(2,959)		$(25,074)

Distributions to preferred unit holders	(4,480)	—	—		(4,480)

Net loss after preferred unit distributions	$(15,888)	$(10,707)	$(2,959)		$(29,554)
Less: Net loss attributable to non-controlling interests	814	—	604	h	1,418

Net loss attributable to common stockholders	$(15,074)	$(10,707)	$(2,355)		$(28,136)

Weighted average common shares outstanding, basic and diluted	146,900		10,454	i	157,354
Basic and diluted loss per common share:
Net loss per common share- basic and diluted	$(0.10)				$(0.18)

Class A common stock:
Net loss attributable to Class A common stockholders		$(580)

Net loss per Class A share, basic and diluted		$(0.92)

Weighted average Class A common shares outstanding, basic and diluted		631

	Pro Forma Combined REIT I and II	REIT III Historical	REIT III Merger Adjustments	Pro Forma Combined REIT I, II and III
Class T common stock:
Net loss attributable to Class T common stockholders		$(1,111)

Net loss per Class T share, basic and diluted		$(1.00)

Weighted average Class T common shares outstanding, basic and diluted		1,111
Class R common stock:
Net loss attributable to Class R common stockholders		$(9,274)

Net loss per Class R share, basic and diluted		$(1.12)

Weighted average Class R common shares outstanding, basic and diluted		8,279
Class I common stock:
Net loss attributable to Class I common stockholders		$258

Net loss per Class I share, basic and diluted		$0.20

Weighted average Class I common shares outstanding, basic and diluted		1,271

Adjustments to the Unaudited Pro Forma Consolidated Balance Sheets

The unaudited pro forma consolidated balance sheet as of June 30, 2020 reflects the following adjustments:

Self-Managed Transaction

A.

Effective September 8, 2020, REIT I OP acquired substantially all of Newco’s operating assets, including 100% of the membership interests in Newco in exchange for 6.2 million REIT I Common OP Units and 319,965 REIT I OP Series A Preferred Units and $659,000 of leasehold improvements. Additional consideration includes the following deferred payments in cash: (i) $7.5 million upon the earlier to occur of (A) the consummation of the REIT I Merger and (B) nine months following the effective date of the REIT I Merger Agreement; (ii) six monthly payments of $2.0 million, totaling $12.0 million, for the six months following the closing of the Self-Managed Transaction and (iii) 12 monthly payments of $625,000, totaling $7,500,000, for the 12 months following the closing of the Self-Managed Transaction. Total additional consideration is reflected in related party payables at June 30, 2020.

Dollars in thousands
Initial consideration	$128,200
Subsequent consideration	27,000

Total consideration	$155,200
Leasehold improvements	$(659)

Total goodwill	$154,541

Due to related parties- subsequent consideration	$27,000
Less: Historical REIT I Due to RAI	(1,215)

Pro forma liability adjustment	$25,785

Equity Incentive Plan

As a part of the Self-Managed Transaction, officers and certain employees of Newco were granted awards of restricted stock of REIT I (“REIT I Restricted Stock”) pursuant to the REIT I 2020 Long-Term Incentive Plan (the “Equity Incentive Plan”) in the aggregate amount of 645,526 shares. The purpose of the Equity

Incentive Plan is to attract and retain the services of experienced and qualified individuals who are acting on REIT I’s behalf, in a way that aligns their interests with those of the REIT I Stockholders. Of the awards granted, 636,402 shares of REIT I Restricted Stock are performance-based awards and will vest 40% and be recorded upon the completion of the REIT I Merger; and 60% will vest upon the completion of an initial public offering or a liquidity event in the future. The remaining 9,124 shares of REIT I Restricted Stock granted are time-based awards and will vest ratably over a three-year period. At the time of the REIT I Merger, REIT I will record compensation expense of $2.8 million. The impact of the awards of REIT I Restricted Stock has not be reflected in the unaudited pro forma statements of operations. Dividends on the performance- based awards of REIT I Restricted Stock will not be paid but will be accrued over the vesting period.

AA.

As part of the Self-Managed Transaction, REIT I paid outstanding obligations due to RAI of approximately $1.0 million, consisting primarily of accrued management fees transferred to REIT I as well as the prepaid rent, software subscriptions, and security deposits. Additionally, REIT I assumed payroll liabilities of $1.2 million and $682,000 due to the third-party property manager. The operating leases for office space in Philadelphia, Pennsylvania and Denver, Colorado were assumed. In accordance with ASC 842, Leases, a right of use asset and liability were calculated and reflected as part of the Self- Managed Transaction.

B.

As part of the Self-Managed Transaction, REIT I recorded approximately $1.7 million of transaction costs (of which $520,000 had been recorded as prepaid in the historical financials) and recorded the related offset to accumulated deficit. Transaction costs have been excluded from the pro forma statements of operation.

REIT I Merger

C.

The REIT I Merger will be effected by each of REIT I’s 69.9 million issued and outstanding shares of common stock being converted into the right to receive 1.22423 shares of REIT II Common Stock, for a total of 85.6 million newly issued shares of REIT II Common Stock. The 60.2 million issued and outstanding shares of REIT II Common Stock currently outstanding will remain outstanding. As the REIT I Merger is considered a reverse acquisition, the total consideration transferred was computed on the basis of an estimated value per share of REIT I Common Stock of $10.96 as of June 30, 2020, divided by the Exchange Ratio I multiplied by the number of shares of REIT II Common Stock outstanding as of June 30, 2020. Consideration transferred is calculated as such (in thousands except share and per share data):

REIT II common stock outstanding as of June 30, 2020 (A)	60,206,508
REIT I exchange ratio (B)	1.22423

Implied REIT I common stock issued as consideration (A/B)	49,179,082
REIT I estimated value per share as of June 30, 2020	$10.96

Value of implied REIT I common stock issued as consideration	$539,003

The estimated value per share of REIT I Common Stock as of June 30, 2020, represents the value assigned to REIT I as part of the determination of the exchange ratio. The Exchange Ratio I and estimated value per share take into account merger-related costs related to the REIT I Merger that have either been accrued or already paid by REIT I. The estimated allocation of the consideration presented in the unaudited pro forma consolidated balance sheet incorporates reasonable fair value estimates for buildings and improvements, land, intangible lease assets and liabilities, related indebtedness and other assets and liabilities, including cash that are expected to be acquired and assumed in the REIT I Merger.

The allocation of the consideration, and the determination of the fair values of REIT II’s assets and liabilities, will be based on the actual valuations of tangible and intangible assets and liabilities that exist as of the date the REIT I Merger is completed, which is expected to occur in early 2021. The final determination of the fair value of real estate and real estate related assets and liabilities will be based on estimates and assumptions made by REIT I’s management, using customary methods, including data from appraisals, comparable sales, discounted cash flows and other methods.

The preliminary allocation of the values of the real estate and other assets and liabilities, inclusive of $4.2 million in estimated capitalized transaction costs of which $3.8 million are reflected as accrued expenses, is as follows (in thousands):

		Pro forma adjustments
	Historical	Fair value adjustments	Capitalized costs	Other adjustments	Total pro forma adjustments	Adjusted
Assets:
Investments:
Rental properties, net	$717,314	$326,010	$4,070	$—	$330,080	$1,047,394
Identified intangible assets, net	—	22,427	87	—	22,514	22,514

Total investments	717,314	348,437	4,157	—	352,594	1,069,908
Cash	32,932	—	—	(910)	(910)	32,022
Restricted cash	6,801	—	—	—	—	6,801

Subtotal - cash and restricted cash	39,733	—	—	(910)	(910)	38,823
Due from related parties	9	—	—	(9)	(9)	—
Tenant receivables, net	345	—	—	—	—	345
Deposits	—	—	—	(215)	(215)	(215)
Prepaid expenses and other assets	2,937	(686)	(381)	190	(877)	2,060
Operating lease right-of-use assets	—	—	—	25	25	25

Total assets	760,338	347,751	3,776	(919)	350,608	1,110,946
Liabilities:
Mortgage notes payable	$544,473	$1,038	$—	$—	$1,038	$545,511
Accounts payable	—	—	—	(369)	(369)	(369)
Accrued expenses and other liabilities	10,464	10,116	3,776	(6,229)	7,663	18,127
Accrued real estate taxes	—	—	—	6,573	6,573	6,573
Due to related parties	919	—	—	(919)	(919)	—
Tenant prepayments	498	—	—	—	—	498
Security deposits	1,578	—	—	—	—	1,578
Operating lease liabilities	—	—	—	25	25	25

Total liabilities	557,932	11,154	3,776	(919)	14,011	571,943
Estimated fair value of net assets acquired	$202,406	$336,597	$—	$—	$336,597	$539,003

The final determination of the consideration transferred, and the allocation thereof, may be significantly different from the preliminary estimates used in the unaudited pro forma consolidated financial statements, because the total consideration is subject to change.

D.

The adjustments reflect an increase/decrease in the carrying amounts of REIT II’s land, buildings and improvements, furniture and fixtures and construction in progress to record them at their estimated fair values. The fair value of in-place leases are capitalized as intangible lease assets. The estimated fair values were determined by considering information from several sources and based on customary methods, primarily real estate market trends, including rental rates and income capitalization rates. The estimated allocation of the acquisition consideration is primarily based upon management’s existing methodology and historical experiences in determining and allocating the acquisition price of real estate transactions to the respective real estate and related assets and liabilities.

E.	Adjustment to cash reflects net payment of amounts due to and from related parties as of June 30, 2020.

F.

Presentation adjustment reflects the reclass of $215,000 of deposits to prepaid expenses and other assets and $25,000 of operating lease assets to a separate line from prepaid expenses and other assets.

G.

$8.9 million of estimated transaction costs for the REIT I Merger are reflected as a $671,000 reduction of prepaid assets and an $8.6 million increase to accrued expenses. $5.8 million of estimated loan assumption costs are also included as an adjustment to accrued expenses. REIT I’s merger costs are capitalized and added to the value of REIT II’s assets on a relative fair value basis.

H.	The adjustment eliminates $396,000 of prepaid assets and $536,000 of deferred revenue that do not meet the definition of an acquired asset or liability in purchase accounting.

I.

Represents the elimination of REIT II’s historical unamortized debt issuance costs and historical fair value adjustments of approximately $3.7 million, offset by a fair value debt adjustment of approximately $2.7 million.

J.

Presentation adjustment reflects the following reclasses: $369,000 from accounts payable to accrued expenses and other liabilities, $6.6 million from accrued expenses and other liabilities to accrued real estate taxes and $25,000 from accrued expenses to operating lease liabilities.

K.

This adjustment eliminates historical common stock and records the additional shares issued for the REIT I purchase as reflected above and reflects the par value of the outstanding stock of REIT II issued to REIT I’s stockholders for the combined company.

L.	Shares of REIT I convertible stock, $0.01 par value per share, were eliminated in the REIT I Merger.

M.

Represents REIT II’s historical equity balances adjusted to reflect the implied consideration. The calculation was based on 60.2 million issued and outstanding shares of REIT II Common Stock, which was divided by the Exchange Ratio I and then multiplied by the estimated value per share of the REIT I Common Stock as of June 30, 2020 of $10.96. Details of the additional paid-in-capital adjustments are as follows (in thousands):

Value of implied REIT I common stock issued as consideration	$539,003
Less: REIT II historical paid in capital	(529,883)
Less: Par value of additional shares issued	(157)

Adjustment	$8,963

N.	The adjustment eliminates REIT II’s accumulated other comprehensive loss and accumulated deficit.

REIT III Merger

O.

Although REIT I is the accounting acquirer, REIT II is the legal acquirer of both REIT III and REIT I. As such, the 12.1 million issued and outstanding shares of REIT III common stock will be converted into the right to receive 0.925862 newly issued shares REIT II Common Stock. Consideration transferred is calculated as such (in thousands except share and per share data):

REIT III common stock outstanding as of June 30, 2020 (A)	12,148,810
REIT III exchange ratio (B)	0.925862

Estimated number of REIT II shares to be issued as consideration (A*B)	11,248,122
REIT I exchange ratio (C )	1.22423

Implied REIT I common stock issued as consideration (A*B/C)	9,187,915
REIT I estimated value per share as of June 30, 2020	$10.96

Value of implied REIT I common stock issued as consideration	$100,699

The estimated value per share of REIT I Common Stock as of June 30, 2020, represents the value assigned to REIT I as part of the determination of the exchange ratio. The Exchange Ratio I and estimated value per share of REIT I Common Stock take into account merger-related costs related to the REIT I Merger that have either been accrued or already paid by REIT I. The estimated allocation of the consideration presented in the unaudited pro forma consolidated balance sheet incorporates reasonable fair value estimates for buildings and improvements, land, intangible lease assets and liabilities, related indebtedness and other assets and liabilities, including cash that are expected to be acquired and assumed in the Mergers.

The allocation of the consideration, and the determination of the fair values of REIT III’s assets and liabilities, will be based on the actual valuations of tangible and intangible assets and liabilities that exist as of the date the REIT III Merger is completed, which is expected to occur in early 2021. The final determination of the fair value of real estate and real estate related assets and liabilities will be based on estimates and assumptions made by REIT III’s management, using customary methods, including data from appraisals, comparable sales, discounted cash flows and other methods.

The preliminary allocation of the values of the real estate and other assets and liabilities, inclusive of $777,000 in estimated capitalized transaction costs, is as follows (in thousands):

		Pro forma adjustments
	Historical	Fair value adjustments	Capitalized costs	Other adjustments	Total pro forma adjustments	Adjusted
Assets:
Investments:
Rental properties, net	$191,077	$35,186	$758	$—	$35,944	$227,021
Identified intangible assets, net	—	5,755	19	—	5,774	5,774

Total investments	191,077	40,941	777	—	41,718	232,795
Cash	23,845	—	—	(466)	(466)	23,379
Restricted cash	1,924	—	—	—	—	1,924

Subtotal - cash and restricted cash	25,769	—	—	(466)	(466)	25,303
Due from related parties	—	—	—	(1,538)	(1,538)	(1,538)
Tenant receivables, net	92	—	—	—	—	92
Prepaid expenses and other assets	867	(273)	—	—	(273)	594

Total assets	217,805	40,668	777	(2,004)	39,441	257,246
Liabilities:
Mortgage notes payable	$143,940	$5,868	$—	$—	$5,868	$149,808
Accrued expenses and other liabilities	1,104	3,058	777	(4)	3,831	4,935
Accrued real estate taxes	1,242	—	—	—	—	1,242
Due to related parties	2,004	—	—	(2,004)	(2,004)	—
Tenant prepayments	132	—	—	—	—	132
Security deposits	426	—	—	—	—	426
Operating lease liabilities	—	—	—	4	4	4

Total liabilities	148,848	8,926	777	(2,004)	7,699	156,547

Estimated fair value of net assets acquired	$68,957	$31,742	$—	$—	$31,742	$100,699

Remaining useful lives for the real estate and related real estate related assets as of June 30, 2020 are as follows:

Buildings	27.5 years

Building improvements	5.0 to 27.5 years

Furniture, fixtures and equipment	3.0 to 5.0 years

Tenant improvements	Shorter of lease term or expected useful life

Lease intangibles	Weighted average remaining term of related leases

The final determination of the consideration transferred, and the allocation thereof, may be significantly different from the preliminary estimates used in the unaudited pro forma consolidated financial statements, because the total consideration is subject to change.

P.	The adjustments reflect an increase/decrease in the carrying amounts of REIT III’s land, buildings and improvements, furniture and fixtures and construction in progress to record them at their estimated fair values. The fair value of in-place leases are capitalized as intangible lease assets. The estimated fair values were determined by considering information from several sources and based on customary methods, primarily real estate market trends, including rental rates and income capitalization rates. The estimated allocation of the acquisition consideration is primarily based upon management’s existing methodology and historical experiences in determining and allocating the acquisition price of real estate transactions to the respective real estate and related assets and liabilities.

Q.

Amounts due and from related party are reflected as paid in cash excluding the $1.5 million payable related Organization and Offering costs which REIT I acquired in the Self-Managed Transaction and is being eliminated in the REIT III Merger.

R.

As part of the REIT III Merger, estimated transaction costs of $2.7 million are reflected as a $178,000 reduction in prepaid assets and a $2.6 million increase in accrued expenses. In addition, $1.4 million of estimated loan assumption costs are included in accrued expenses.

S.	The adjustment eliminates $95,000 of prepaid assets and $156,000 of deferred revenue that do not meet the definition of an acquired asset or liability in purchase accounting.

T.

Represents the elimination of historical unamortized debt issuance costs of approximately $1.5 million and recording of a premium of approximately $4.3 million to recognize the assumed REIT III mortgage notes payable at fair value.

U.

Adjustment reflects the following reclass: $4,000 from prepaid assets to operating lease right-of-use-assets and $4,000 from accrued expenses and other liabilities to operating lease liabilities. This adjustment conforms REIT I, II and III’s presentations.

V.

This adjustment eliminates REIT III’s historical common stock amount and reflects the par value of the outstanding stock of REIT II issued to REIT III’s stockholders for the combined company. The calculation is based on 12.1 million shares based on the fixed conversion rate of 0.925862.

W.

Represents REIT III’s historical equity balances adjusted to reflect the implied consideration. The calculation was based on 12.1 million issued and outstanding shares of REIT III Common Stock, which was multiplied by the estimated value per share (including transaction costs) divided by REIT II’s common stock estimated value per share as of June 30, 2020. Details of the additional paid-in-capital adjustments are as follows (in thousands):

Value of implied REIT I common stock issued as consideration	$100,699
Less: REIT III historical additional paid-in-capital	(104,430)
Less: Par value of additional shares issued	(112)

Adjustment	$(3,843)

X.	The adjustment eliminates REIT III’s accumulated other comprehensive loss and accumulated deficit.

Adjustments to the Unaudited Pro Forma Consolidated Statements of Operations for the year ended December 31, 2019 and for the six months ended June 30, 2020

The following are the explanations for the adjustments to operating and property level revenues and certain expenses included in the unaudited pro forma consolidated statements of operations for the year ended December 31, 2019 and for the six months ended June 30, 2020:

a.

The Self-Managed Transaction and the REIT I Merger and the REIT III Merger adjustments reflect the elimination of asset management, property management and acquisition and disposition fees to affiliates, as these costs will be eliminated in the consolidated statements of operations. In addition, fees paid to third-party property managers previously paid by the advisors have been added.

b.

In connection with the Self-Managed Transaction, 45 employees of RAI became direct employees of REIT I. In addition to the executive officers, such employees include professionals in the following key areas: acquisitions, asset management, investor relations, legal, compliance, financial reporting and accounting. The general and administrative expense adjustments include actual base salary and accrued bonuses incurred. In addition, the adjustments include additional overhead expenses of $150,000 that were historically recorded on RAI. REIT I allocated 40% of the additional overhead expenses to REIT II. The transitional services agreement provides shared services to REIT I such as information technology and human resources. Since the 45 employees became direct employees of REIT I, the allocations of corporate operating expenses are eliminated. In addition, REIT I is expected to incur third party property management fees, which were previously paid by RAI. Lastly, REIT I, II and III will continue to incur rent expense for the Philadelphia, Pennsylvania and Denver, Colorado offices, which will be paid to REIT I. The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2020 and year ended December 31, 2019 has been adjusted for these costs.

c.

The adjustment to the unaudited pro forma consolidated statements of operations is to reflect the respective REIT II and REIT III asset and property management fees that would be paid to REIT I as part of the Self-Managed Transaction. The advisory fees are eliminated as part of the merger of the REITs.

d.	Interest income as presented in historical REIT I financials is reclassed to other income to conform presentation with REIT II and REIT III.

e.

Depreciation and amortization expense is calculated, for purposes of the unaudited pro forma consolidated statements of operations, based on an estimated useful life of 27.5 years for building and building improvements, five years for furniture and fixtures for rental properties and eight months for in-place leases. As REIT II and REIT III would have commenced depreciation and amortization on the Pro Forma Effective Date, the depreciation and amortization expense included in the REIT II and REIT III historical financial statements has been reversed so that the unaudited pro forma consolidated statements of operations reflects the depreciation and amortization that REIT I would have recorded. In addition, depreciation has been added for leasehold improvements assumed in the Self-Managed Transaction amortized over the respective lease term.

f.

The adjustment to the unaudited pro forma consolidated statements of operations is to reflect the discount amortization on REIT II’s and REIT III’s fixed and variable rate debt. In accordance with ASC 805-10, Business Combinations, REIT I is required to fair value the debt assumed and amortize any discount/premium as of January 1, 2019. The unaudited pro forma consolidated statement of operations for the six months ended June 30, 2020 and year ended December 31, 2019 has been adjusted for the discount amortization.

g.	The adjustment reflects 7% distributions on preferred operating partnership units issued.

h.	The adjustment reflects the impact of the 6.2 million common and 319,965 preferred operating partnership units issued as non-controlling interests.

The following table summarizes the weighted average shares and units outstanding at December 31, 2019 and June 30, 2020 and the allocable percentage of non-controlling interest (dollars in thousands):

REIT I Pro Forma after Self-Managed Transaction	Year ended December 31, 2019	Six Months Ended June 30, 2020
REIT I weighted average common shares outstanding- historical basis (A)	70,134	69,840
Operating partnership units issued as part of the Self-Managed Transaction (B)	6,479	6,479

Percentage of operating partnership units (non-controlling interests) to total outstanding shares (B)/(A+B)	8.5%	8.5%

Net income (loss) after preferred unit distributions	$15,877	$(5,733)
Net (income) loss attributable to non-controlling interests based on percentage of operating partnership units outstanding to total outstanding shares	$(1,343)	$487

Pro Forma Combined REIT I and II	Year ended December 31, 2019	Six Months Ended June 30, 2020
REIT II weighted average common shares outstanding- historical basis (A)	60,728	60,263
REIT I subsequent to merger with REIT II (B)	86,172	85,343
Operating partnership units issued as part of the Self-Managed Transaction (C)	7,932	7,932

	154,832	153,538

Percentage of operating partnership units (non-controlling interests) to total outstanding shares (C)/(A+B+C)	5.1%	5.2%

Net loss after preferred unit distributions	$(15,888)	$(19,153)
Net loss attributable to non-controlling interests based on percentage of operating partnership units outstanding to total outstanding shares	$814	$989

Pro Forma Combined REIT I, II and III	Year ended December 31, 2019	Six Months Ended June 30, 2020
Operating partnership units issued as part of the Self-Managed Transaction	7,932	7,932
REIT I subsequent to REIT I Merger	86,172	85,343
REIT II weighted average common shares outstanding- historical basis	60,728	60,263
REIT III subsequent to REIT III Merger	10,454	11,229

	165,286	164,767

Percentage of operating partnership units (non-controlling interests) to total outstanding shares	4.8%	4.8%

Net loss after preferred unit distributions	$(29,554)	$(21,544)
Net loss attributable to non-controlling interests based on percentage of operating partnership units outstanding to total outstanding shares	$1,418	$1,037

i.

Weighted average shares for REIT I and REIT III have been adjusted by the exchange ratios for all periods presented. In addition, approximately 255,000 shares for restricted stock grants that will vest upon the REIT I Merger have been included in the adjustments.